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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-91650), pertaining to the Employee Stock Incentive Plan and in the Registration Statement (Form S-3 No. 333-954) pertaining to 70,000 shares of common stock of The Sirena Apparel Group, Inc. of our report dated August 21, 1997, with respect to the financial statements and schedule of The Sirena Apparel Group, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1997.




                                            ERNST & YOUNG LLP


Los Angeles, California
September 24, 1997